EXHIBIT INDEX

Sequentially
Numbered
Exhibit No.     Description
---------------------------------------------------------------
    13          Portions of 1994 Annual Report to Shareholders
                  Incorporated by Reference
    21          Subsidiaries and Affiliates of the Registrant
    23          Consent of Independent Accountants
    27          Financial Data Schedule